UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2023

STAG INDUSTRIAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-34907	27-3099608
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
One Federal Street, 23rd Floor
Boston, Massachusetts 02110
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (617) 574-4777

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	STAG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities and Exchange Act of 1934 (§240.12b-2 of this chapter).

                                        Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
At the annual meeting of stockholders of STAG Industrial, Inc. (the “Company”) held on April 25, 2023, the Company’s stockholders approved an amendment (the “Amendment”) to the STAG Industrial, Inc. 2011 Equity Incentive Plan, as amended and restated (the “2011 Plan”), under which the Company may issue equity-based awards, including stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock awards and other awards based on shares of the Company’s common stock, such as LTIP units in the Company’s operating partnership, to executive officers, directors, employees and other individuals providing bona fide services to or for the Company or its affiliates. The Amendment increased the total number of shares of common stock, par value $0.01 per share, of the Company authorized and reserved for issuance under the 2011 Plan by 3,500,000 shares to an aggregate of 10,142,461 shares of common stock, subject to certain adjustments as described in the 2011 Plan. The Amendment also extends the expiration date of the 2011 Plan from April 30, 2028 to April 24, 2033. Awards previously granted under the 2011 Plan will remain in effect pursuant to their terms.
The foregoing description is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. A description of the material terms of the 2011 Plan can be found in the section entitled “Proposal 3: Amendment to the 2011 Equity Incentive Plan” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 16, 2023, which description is incorporated by reference into this Current Report on Form 8-K.
ITEM 5.07.    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.
On April 25, 2023, the Company held its annual meeting of stockholders. The matters on which the stockholders voted, in person or by proxy, were:
1.the election of 10 directors to hold office until the 2024 annual meeting of stockholders and until their successors are duly elected and qualified;
2.the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023;
3.the approval of the Amendment; and
4.the approval, by non-binding vote, of the Company’s executive compensation.
The 10 nominees were elected, the ratification of the appointment of the independent registered public accounting firm was approved, the Amendment was approved and the Company’s executive compensation was approved. The results of the voting were as follows:
Proposal 1: Election of Directors:

Director	Votes For	Votes Against	Abstentions	Broker Non-Votes
Benjamin S. Butcher	136,598,289	4,141,939	396,625	17,054,136
Jit Kee Chin	140,220,951	780,994	134,908	17,054,136
Virgis W. Colbert	133,180,362	7,815,443	141,048	17,054,136
William R. Crooker	138,686,296	2,314,278	136,279	17,054,136
Michelle Dilley	136,606,164	4,396,990	133,699	17,054,136
Jeffrey D. Furber	136,081,142	4,920,558	135,153	17,054,136
Larry T. Guillemette	136,751,391	4,245,997	139,465	17,054,136
Francis X. Jacoby III	133,351,590	7,648,958	136,305	17,054,136
Christopher P. Marr	118,814,915	21,924,196	397,742	17,054,136
Hans S. Weger	136,747,275	4,249,318	140,260	17,054,136

Proposal 2: Ratification of Appointment of Independent Registered Public Accountants:

Votes For	Votes Against	Abstentions	Broker Non-Votes
154,465,782	3,537,304	187,903	—
Proposal 3: Amendment to the 2011 Equity Incentive Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
134,912,046	5,663,790	561,017	17,054,136
Proposal 4: Approval of Executive Compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
134,949,849	5,598,682	588,322	17,054,136
ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits

Exhibit Number	Description
10.1	Amendment to the 2011 Equity Incentive Plan
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAG INDUSTRIAL, INC.

	By:	/s/ Jeffrey M. Sullivan
Jeffrey M. Sullivan
Executive Vice President, General Counsel and Secretary

Dated: April 28, 2023